CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference of our report February 26, 2016 on the December 31, 2015 financial statements, which is incorporated by reference in this Registration Statement (Form N-1A) of Prospector Funds, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 15 under the Securities Act of 1933 and  Post-Effective Amendment No. 18 under the Securities Act of 1940 (Registration No. 333-143669 and 811-22077, respectively).
/s/ Ernst & Young LLP
Chicago, Illinois
April 25, 2016